As filed with the Securities and Exchange Commission on June 7, 2013

Registration File No.: 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JARDEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-1828377 (I.R.S. Employer Identification No.)

555 Theodore Fremd Avenue

Rye, NY 10580

(Address of principal executive offices, including zip code)

Jarden Corporation 2013 Stock Incentive Plan

Jarden Corporation 2013 Employee Stock Purchase Plan

(Full title of the plan)

John E. Capps

Executive Vice President, General Counsel and

Secretary

Jarden Corporation

555 Theodore Fremd Avenue

Rye, NY 10580

(Name and address of agent for service)

(914) 967-9400

(Telephone number, including area code, of agent for service)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, NY 10019

(212) 541-6222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common Stock, par value $0.01 per share	6,888,012	(2)	$45.34	$312,302,464	$37,106
Common Stock, par value $0.01 per share	2,250,000	(3)	$45.34	$102,015,000	$13,915
TOTAL	9,138,012			$414,317,464	$51,021

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Jarden Corporation (the “Registrant”) as may hereafter be offered or issued pursuant to any of the listed plans to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)	Consists of (A) 6,000,000 shares of Common Stock issuable pursuant to the Jarden Corporation 2013 Stock Incentive Plan (the “2013 Incentive Plan”) that have not been previously registered; and (B) 888,012 shares of Common Stock (after being adjusted to give effect to a 3-for-2 stock split of the Registrant’s outstanding shares of Common Stock that was effected during the first quarter of 2013) that were previously registered on Form S-8 (Registration Statement No. 333-160598), filed on July 16, 2009 (the “2009 Registration Statement”), in connection with the Jarden Corporation 2009 Stock Incentive Plan (the “2009 Incentive Plan”), which shares have not been issued and are not subject to outstanding awards as of the date hereof and which, pursuant to General Instruction E of Form S-8, are being carried forward to this Registration Statement (the “Carryover Shares”). The Registrant is contemporaneously filing a post-effective amendment to the 2009 Registration Statement to deregister the Carryover Shares with respect to the 2009 Registration Statement.

(3)	Consists of 2,250,000 shares of Common Stock issuable pursuant the Jarden Corporation 2013 Employee Stock Purchase Plan (the “2013 Purchase Plan”) that have not been previously registered.

(4)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon a price of $45.34 (the average of the high and low price of the Registrant’s Common Stock as reported on The New York Stock Exchange on June 5, 2013).

(5)	In connection with the previously registered shares for issuance under the Registrant’s 2009 Stock Incentive Plan, the Registrant paid a fee of $7,408 of which $584 is attributable to Carryover Shares. Therefore, no further registration fee is required with respect to the Carryover Shares. In connection with this Registration Statement, the Registrant is paying a fee solely with respect to the 8,250,000 shares of the Registrant’s Common Stock being newly registered under the 2013 Incentive Plan and the 2013 Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to directors, officers, employees, consultants and advisors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Jarden Corporation, a Delaware corporation (the “Registrant”), are incorporated by reference in to this Registration Statement:

(a)	the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 27, 2013;

(b)	the Registrant’s quarterly reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013, as amended on Form 10-Q/A, filed on May 24, 1013;

(c)	the Registrant’s current report on Form 8-K filed on January 4, 2013;

(d)	the Registrant’s current report on Form 8-K filed on March 28, 2013;

(e)	the Registrant’s current report on Form 8-K filed April 3, 2013;

(f)	the Registrant’s current report on Form 8-K filed May 31, 2013;

(g)	the Registrant’s current report on Form 8-K filed on June 6, 2013;

(h)	the Registrant’s definitive proxy statement on Schedule 14A, filed on April 15, 2013; and

(i)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description.

The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the Commission, including information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K.

All of such documents are on file with the Commission. In addition, all documents filed by the Registrant’s pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all the claims, issues or matters in such proceeding, such person may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section B of Article VII of the Registrant’s Restated Certificate of Incorporation, as amended, provides the following:

1.

The Registrant shall indemnify each person who is or was a director, officer or employee of the Registrant, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which such person may become involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Registrant or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in such person’s capacity as such director, officer or employee, whether or not such person continues to be such at the time such liability or expense is incurred, provided that a determination is made by the Registrant in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe such person’s conduct was lawful or no reasonable cause to believe that such person’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which such person was not legally entitled; (b) as to amounts paid or payable to the Registrant for an accounting of profits in fact made from the purchase or sale of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

2.	Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent such person has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Registrant, but only if (a) the Board of Directors of the Registrant, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 above; or (b) outside legal counsel engaged by the Registrant (who may be regular counsel of the Registrant) shall deliver to the Registrant its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Registrant, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 above.

3.	As used in Section B of Article VII, the term “liability” means amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term “expense” includes, but is not limited to, attorneys’ fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Registrant may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under such Section B of Article VII.

4.	The provisions of Section B of Article VII are applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act occurring before or after the adoption thereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided thereunder are in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of Section B of Article VII by the stockholders of the Registrant will not adversely affect any rights to indemnification and advancement of expenses existing pursuant to such Section with respect to any acts or omissions occurring prior to such repeal or modification.

Article Seven of the Registrant’s Second Amended and Restated Bylaws provides the following:

A. The Registrant shall indemnify each person who is or was a director, officer or employee of the Registrant, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Registrant or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, to the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Registrant to provide broader indemnification rights than the Delaware General Corporation Law permitted the Registrant to provide prior to such amendment).

Any indemnification pursuant to Article Seven shall be (unless ordered by a court) paid by the Registrant within sixty (60) days of such request unless the Registrant shall have determined by (a) the Board of Directors of the Registrant, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, (b) outside legal counsel engaged by the Registrant (who may be regular counsel of the Registrant) and who delivers to the Registrant its written opinion, or (c) a court of competent jurisdiction, that indemnification is not proper under the circumstances because such person has not met the necessary standard of conduct in accordance with Delaware General Corporation Law; provided, however, that following a Change in Control of the Registrant, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change in Control of the Registrant concerning the rights of any person seeking indemnification under Article Seven, such determination shall be made by special independent counsel selected by such person and approved by the Registrant (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Registrant or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Registrant (whether or not they were affiliates when services were so performed) (“Independent Counsel”). Unless such person has theretofore selected Independent Counsel pursuant to Section A of such Article Seven and such Independent Counsel has been approved by the Registrant, legal counsel approved by a resolution or resolutions of the Board of Directors of the Registrant prior to a Change in Control of the Registrant shall be deemed to have been approved by the Registrant as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Registrant and such person to such effect; provided that such Independent Counsel shall find that the standard for indemnification has been met by such person unless indemnification is clearly precluded under the Registrant’s Second Amended and Restated Bylaws or the Delaware General Corporation Law. The Registrant agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to such Article Seven or its engagement pursuant thereto.

For purposes of such Article Seven, a “Change in Control of the Registrant” is deemed to have occurred upon the first to occur of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (other than the Registrant, any trustee or other fiduciary holding securities under an employee benefit plan of the Registrant or any subsidiary of the Registrant, or any corporation owned, directly or indirectly, by the stockholders of the Registrant in substantially the same proportions as their ownership of stock of the Registrant), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Registrant representing 30 percent or more of the combined voting power of the Registrant’s then outstanding securities;

(ii) at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Registrant, and any new director (other than a director designated by a person who has entered into an agreement with the Registrant to effect a transaction described in subsection (i), (iii) or (iv) of Section A of Article Seven) whose election by the Board of Directors of the Registrant or nomination for election by the Registrant’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Registrant approve a merger or consolidation of the Registrant with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Registrant outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Registrant or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Registrant (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the Registrant’s then outstanding securities; or

(iv) the stockholders of the Registrant approve a plan of complete liquidation of the Registrant or an agreement for the sale or disposition by the Registrant of all or substantially all of the Registrant’s assets.

B. Expenses, including attorneys’ fees, incurred by a person referred to in Section A of Article Seven in defending or otherwise being involved in a proceeding shall be paid by the Registrant in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

C. If a claim for indemnification is not paid in full by the Registrant within sixty (60) days after a written claim has been received by the Registrant or if expenses pursuant to Section B of Article Seven have not been advanced within ten (10) days after a written request for such advancement accompanied by the Undertaking has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses or indemnification against the Registrant or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Registrant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Registrant to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the Registrant, and any determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met the applicable standard of conduct required under the Delaware General Corporation Law shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

D. The rights conferred on any person by Article Seven shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Registrant’s Restated Certificate of Incorporation, as amended, Second Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors of the Registrant shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

E. The Registrant may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the Delaware General Corporation Law.

F. The provisions of Article Seven are applicable to all proceedings commenced after its adoption, whether such proceedings arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption. The rights conferred upon any person who serves or agrees to serve in any capacity which entitles him or her to indemnification and expense advancement under Article Seven shall be contract rights and such rights shall be deemed to have vested in such person upon commencement of such service and shall continue as to any such person who has ceased to serve in such capacity, and shall inure to the benefit of such person’s heirs, executors and administrators. Any amendment, alteration, repeal or other modification of Article Seven (including Section F thereof) that adversely affects any right of any person who serves or agrees to serve in any capacity which entitles him or her to indemnification and expense advancement under Article Seven (or adversely affects any right of any such person’s heirs, executors and administrators under Article Seven (including Section F thereof)) shall be prospective only and, without limiting, and in furtherance of, the foregoing, any amendment, alteration, repeal or other modification of Article Seven (including Section F thereof) or the Delaware General Corporation Law or any other applicable law shall not eliminate or limit any rights of indemnification and expense advancement then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such amendment, alteration, repeal or other modification, including, without limitation, the right to indemnification and expense advancement for proceedings commenced after such amendment, alteration, repeal or other modification to enforce the provisions of Article Seven (including Section F thereof) with regard to events, acts, omissions or circumstances occurring or existing prior to such amendment, alteration, repeal or other modification.

G. If Article Seven or any portion thereof shall invalidated on any ground by any court of competent jurisdiction, then the Registrant shall nevertheless indemnify each director and officer of the Registrant as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Registrant, to the full extent permitted by any applicable portion of Article Seven that shall not have been invalidated and to the full extent permitted by applicable law.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement hereof.

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on June 7, 2013.

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken Title: Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jarden Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G. H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 7, 2013:

Name	Title

/s/ Martin E. Franklin Martin E. Franklin	Executive Chairman and Director

/s/ Ian G.H. Ashken Ian G.H. Ashken	Vice Chairman and Director and Chief Financial Officer (Principal Financial Officer)

/s/ James E. Lillie James E. Lillie	Director and Chief Executive Officer (Principal Executive Officer)

/s/ James L. Cunningham III James L. Cunningham III	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael S. Gross Michael S. Gross	Director

/s/ Richard J. Heckmann Richard J. Heckmann	Director

/s/ William J. Grant William J. Grant	Director

/s/ William P. Lauder William P. Lauder	Director

/s/ Irwin D. Simon Irwin D. Simon	Director

/s/ Robert L. Wood Robert L. Wood	Director

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 27, 2002, and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 4, 2002, and incorporated herein by reference).

4.3

Certificate of Amendment to the Restated Certificate of Incorporation of Jarden Corporation

(filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 15, 2005, and incorporated herein by reference).

4.4	Certificate of Amendment of the Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 17, 2011, and incorporated herein by reference).

4.5	Second Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 17, 2011, and incorporated herein by reference).

4.6	Jarden Corporation 2013 Stock Incentive Plan (incorporated by reference from Annex A to the Company’s 2013 Definitive Proxy Statement with respect to the Company’s 2013 Annual Meeting of Stockholders, as filed on April 15, 2013).

4.7	Jarden Corporation 2013 Employee Stock Purchase Plan (incorporated by reference from Annex B to the Company’s 2013 Definitive Proxy Statement with respect to the Company’s 2013 Annual Meeting of Stockholders, as filed on April 15, 2013).

5.1	Opinion of Kane Kessler, P.C. (1)

23.1	Consent of Independent Registered Public Accounting Firm. (1)

23.2	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page of the Registration Statement hereto). (1)

(1)	Filed herewith.